Exhibit 99(c)(2)

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PROJECT GRAND SLAM | RANGER OVERVIEW | CONFIDENTIAL

Indexed Market Performance
Latest Twelve Months

Ranger
Ranger Comps (1)
Nasdaq
% Change
120%
115%
110%
105%
100%
95%
90%
85%
80%
75%
6/29/05
8/11/05
9/23/05
11/04/05
12/19/05
2/02/06
3/17/06
5/01/06
6/13/06
2.1% (Nasdaq)
(11.0%) (Comps (1))
(17.0%) (Ranger)

FIRST ALBANY CAPITAL
8

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PROJECT GRAND SLAM | RANGER OVERVIEW | CONFIDENTIAL

Trading at Specified Prices
Latest Twelve Months

100.0%
90.0%
80.0%
70.0%
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
21.1%
21.1%
50.8%
71.9%
25.2%
97.1%
2.9%
100.0%
$4.50 - $5.00
$5.00 - $5.50
$5.50 - $6.00
$6.00 - $6.50

Source: FactSet

FIRST ALBANY CAPITAL
9

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PROJECT GRAND SLAM | VALUATION ANALYSIS | CONFIDENTIAL

Valuation Summary (cont'd)

$7.50
$7.00
$6.50
$6.00
$5.50
$5.00
$4.50
Implied Price Per Share
$6.05
$5.57
$6.09
$5.92
$6.50
$6.12
$6.50
$4.95
$7.02
$5.29
Merger Consideration of $6.55 Per Share
Comparable Companies Analysis
Precedent Transactions Analysis
Premiums Paid Analysis
Discounted Cash Flow Analysis
Leveraged Buyout Analysis

FIRST ALBANY CAPITAL
22

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PROJECT GRAND SLAM

Presentation to the Special Committee of the Board of Directors of Ranger

June 29, 2006

[LOGO]

PROJECT GRAND SLAM	MATERIALS PREPARED FOR THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF RANGER	CONFIDENTIAL

Preface

These materials have been prepared by First Albany Capital (“First Albany” or “FAC”) as part of a presentation being made to the Ranger Corporation (“Ranger” or the “Company”) Special Committee of the Board of Directors (the “Special Committee”) in support of our opinion as to the fairness, from a financial point of view, of the consideration provided for in the proposed transaction involving the Company and Ballpark Capital Partners (“Ballpark” and, such transaction, the “Transaction”). These materials and all analyses contained herein are confidential and are solely for the use of the Special Committee in connection with its evaluation of the Transaction. Any use of these materials or the analyses contained herein for any other purpose or any publication of these materials or the analyses contained herein without the prior written consent of First Albany is strictly prohibited.

These materials are necessarily based upon financial, market, economic and other conditions that exist on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect the analyses provided herein and that we disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting these materials and the analyses provided herein which may come or be brought to our attention after the date hereof. We have not conducted a physical inspection of any of the assets, properties or facilities of the Company or Ballpark, nor have we made or obtained any independent evaluation or appraisals of any such assets, properties or facilities or any liabilities (contingent or otherwise) of the Company or Ballpark.

Several analytical methodologies have been employed herein and no one method of analysis should be regarded as critical to the overall conclusion we have  reached. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular  techniques. The conclusions we have reached are based on all the analyses and factors presented herein taken as a whole and also on application of our own  experience and judgment. Such conclusions may involve significant elements of subjective judgment and qualitative analysis. We therefore give no opinion as to the value or merit standing alone of any part of the materials that follow. Our only opinion is the formal written opinion that is to be delivered to the Special  Committee. Our opinion shall not be disseminated, quoted, referred to, reproduced or disclosed to any party, without the prior written consent of First Albany or as specifically allowed pursuant to our engagement letter with the Company relating to the Transaction.

aa

1	Executive Summary

	A	Summary of Key Terms
	B	Transaction Valuation Summary

2	Ranger Overview
	A	Ranger Market Statistics
	B	Indexed Market Performance – Latest Twelve Months
	C	Trading at Specified Prices – Latest Twelve Months
	D	Operating Metrics – Historical and Projected Income Statement
	E	Balance Sheets
	F	Shareholder Profile

3	Valuation Analysis

	A	Comparable Companies Analysis – Operating Metrics and Trading Multiples
	B	Precedent Transactions Analysis
	C	Premiums Paid Analysis
	D	Discounted Cash Flow Analysis
	E	Leveraged Buyout Analysis – Summary and Hurdle Return Analysis
	F	Valuation Summary

Table of Contents

1	Executive Summary

PROJECT GRAND SLAM	EXECUTIVE SUMMARY	CONFIDENTIAL

Summary of Key Terms

Structure	Cash acquisition by Ballpark of all of the outstanding stock and any outstanding options and warrants to purchase shares of Ranger

Price	Cash consideration of $6.55 per share of Ranger common stock

Funding	The Transaction will be funded with a combination of Ballpark equity and debt as outlined in the Financing Commitments obtained by Ballpark

Closing	Three business days after Ballpark notice of completion of high yield financing. No later than December 31, 2006

Conditions to Close	Ranger stockholder approval
Expiration or termination of HSR and other applicable anti-trust waiting periods
Each of the representations and warranties in the Agreement are true and correct as of Closing
No Material Adverse Effect as of Closing as defined in the Agreement
Completion of the Note Tender Offer
Receipt by the Special Committee of solvency opinion

Financing Arrangements

The Agreement requires Ballpark to provide executed commitments for debt and equity financing, including the Debt Commitment Letter (draft dated May 16, 2006) for credit facilities in the amount of $360 million and $190 million in Bridge Financing, to be utilized if Ballpark cannot close the High Yield Debt Financing by October 31, 2006. The Equity Commitment Letter calls for approximately $380 million (FAC estimate) of equity financing.

Additionally, prior to Closing, the Company shall commence a Note Tender Offer to repurchase at least 50% of its outstanding Senior Subordinated Notes

Termination Fee

The Agreement provides for a two-tier asymmetric Termination Fee; Ranger would pay to Ballpark 2.5% of the equity value of the Transaction, while Ballpark would pay to Ranger 8.0% of the equity value of the Transaction (except in the case of termination due to inability to arrange financing; a fee of 2.5% of the equity value would then apply), each in the event the deal is terminated under certain provisions outlined in the Agreement

Voting Agreements	Concurrent with the execution of the Agreement, it is anticipated that the Company’s largest shareholder (13.0%) will execute a voting agreement in favor of the Merger

D&O Indemnification

Ballpark will be responsible for maintaining, after closing, the D&O liability insurance currently maintained by Ranger Term and Premium: Six years after closing for Ranger directors and officers, with D&O insurance premium capped at 175% of latest annual premiums paid by Ranger

Note: Summary of Terms subject to change based on closing terms. Please refer to the agreement and plan of merger (the “Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

Transaction Valuation Summary

(in millions, except per share data)
Stock Price per Share of Proposal	$6.55
Total Transaction Equity Value (1)	$472.3
Plus: Debt (2)	342.4
Less: Cash (2)	12.5
Total Transaction Enterprise Value	$802.2

Implied Transaction Multiples	EBITDA	TEV / EBITDA
Adjusted LTM EBITDA (3)	$75.7	10.6	x
Adjusted CY 06E EBITDA (3) (4)	81.6	9.8
CY 07E EBITDA (4)	95.0	8.4

	EPS	P/E
CY 06E EPS (4)	$0.28	23.4	x
CY 07E EPS (4)	0.40	16.5

	Ranger	Proposal	Implied
Recent Trading Statistics	Price	Price	Premium
Spot Price (as of 06/28/06)	$4.75	$6.55	37.9%
10-Day Average	5.04	6.55	29.9%
30-Day Average	5.01	6.55	30.6%
90-Day Average	5.26	6.55	24.5%
LTM	5.27	6.55	24.4%
52-Week High (5)	$6.07	$6.55	7.9%
52-Week Low (5)	4.52	6.55	44.9%

Source: FactSet, Company Filings and Ranger Management.

(1)	Based on the treasury stock method; basic shares outstanding per Form 10-Q for the quarter ended 4/1/06 and outstanding options per Form 10-K for the year ended 12/31/05.
(2)	Per Management provided financial statements as of 4/30/06.
(3)	Pro forma for 12-month impact of Compex acquisition; excludes one-time restructuring charges, stock option expenses, write-up of inventory and write off of in-process R&D for Compex.
(4)	Per Ranger Management estimates.
(5)	Represents Ranger share price 52-week high on 8/02/05 and 52-week low on 10/05/05.

2	Ranger Overview

PROJECT GRAND SLAM	RANGER OVERVIEW	CONFIDENTIAL

Ranger Market Statistics

($ in millions, except per share data)	Ranger
Current Price per Share (06/28/06)	$4.75
52-Week High	6.07
% change from 52 Week High	(21.7)%
52-Week Low	4.52
% change from 52 Week Low	5.1%
Diluted Shares Outstanding (1)	71.423

Diluted Equity Value	$339.3
Plus: Total Debt (2)	342.4
Less: Cash (2)	12.5

Total Enterprise Value	$669.2

Operating Statistics and Multiples

	EBITDA	TEV/EBITDA
Adjusted LTM (3)	$75.7	8.8	x
Adjusted CY 2006E (3) (4)	81.6	8.2
CY 2007E (4)	95.0	7.0

	EPS	P/E
CY 2006E (4)	$0.28	17.0	x
CY 2007E (4)	0.40	12.0

Source: FactSet, Company Filings and Ranger Management.

(1)	Based on the treasury stock method; basic shares outstanding per Form 10-Q for the quarter ended 4/1/06 and exercisable options per Form 10-K for the year ended 12/31/05.
(2)	Per Management provided financial statements as of 4/30/06.
(3)	Pro forma for 12-month impact of Compex acquisition; excludes one-time restructuring charges, stock option expenses, write-up of inventory and write off of in-process R&D for Compex.
(4)	Per Ranger Management estimates.

Indexed Market Performance

Latest Twelve Months

Chart showing indexed market performance over a twelve month period (June 29, 2005 through June 28, 2006) of Ranger, Ranger Comps and Nasdaq with the x-axis representing time and the y-axis representing percent change (with 0.0% representing the baseline percent change). The chart includes the following data regarding percent change over the twelve month period:

Ranger
Cumulative performance:	(17.0%)

Ranger Comps (1)
Cumulative performance:	(11.0%)

Nasdaq
Cumulative performance:	2.1%

Source: Factset as of 06/28/06.

(1) Includes: CNMD, WMGI, DJO, OFIX, EXAC and SMA.

Trading at Specified Prices

Latest Twelve Months

Shares Traded (MM’s)

Cumulative Volume:	90.6
Current Float:	46.1
Cumulative Volume/Float:	2.0	x

Bar chart summarizing the trading of stock at specified price ranges as a percentage of the trading volume over a twelve month period.  The bar charts represent the following information:

Price Range of $4.50 to $5.00 had 21.1% of the trading volume

Price Range of $5.00 to $5.50 had 50.8% of the trading volume

Price Range of $4.50 to $5.50 had 71.9% of the trading volume

Price Range of $5.50 to $6.00 had 25.2% of the trading volume

Price Range of $4.50 to $6.00 had 97.1% of the trading volume

Price Range of $6.00 to $6.50 had 2.9% of the trading volume

Price Range of $4.50 to $6.50 had 100.0% of the trading volume

Source: FactSet

Operating Metrics

Historical and Projected Income Statement

	For the Years Ended December 31,
($ in millions)	2005A (1)	2006E (2)	2007P (2)	2008P (2)	2009P (2)	2010P (2)	2011P (2)
Revenue
Surgical Implants	$54.5	$65.4	$77.1	$91.0	$107.4	$126.7	$149.5
Orthopedic Rehabilitation Division	239.3	351.7	389.3	424.4	461.5	501.9	544.6
Total Revenue	$293.7	$417.1	$466.5	$515.4	$568.9	$628.6	$694.1

Cost of sales	$114.8	$159.5	$174.9	$189.4	$206.2	$224.7	$244.7
Gross margin	$178.9	$257.5	$291.5	$326.0	$362.7	$403.9	$449.4

Operating expenses:
Research and development	$9.6	$12.5	$14.0	$15.5	$17.1	$18.9	$20.8
Selling, general and administrative	125.7	183.5	201.7	221.6	243.2	267.2	293.3
Total operating expenses	$135.3	$196.0	$215.7	$237.1	$260.3	$286.0	$314.1

Income from operations	$43.7	$61.5	$75.8	$88.9	$102.4	$117.9	$135.3
Net interest expense (income)	$28.1	$29.6	$28.8	$26.0	$22.6	$18.4	$14.8
Income before income taxes	$15.6	$31.9	$47.0	$62.9	$79.8	$99.5	$120.5

Income taxes	$6.1	$12.5	$18.3	$24.5	$31.1	$38.8	$47.0
Minority interest	0.1	0.1	0.1	0.1	0.1	0.1	0.1
Net income	$9.4	$19.3	$28.5	$38.2	$48.6	$60.6	$73.4

Diluted EPS	$0.18	$0.28	$0.40	$0.53	$0.67	$0.82	$0.99

EBITDA	$57.4	$78.7	$95.0	$110.1	$125.8	$143.8	$163.9
Adjusted EBITDA (3)	$73.4	$81.6	$95.0	$110.1	$125.8	$143.8	$163.9

	For the Years Ended December 31,
	2005A (1)	2006E (2)	2007P (2)	2008P (2)	2009P (2)	2010P (2)	2011P (2)
Ratio and Margin Analysis
Revenue Growth	98.4%	42.0%	11.8%	10.5%	10.4%	10.5%	10.4%
Gross margin	60.9%	61.8%	62.5%	63.3%	63.8%	64.3%	64.8%
Operating income margin	14.9%	14.8%	16.3%	17.3%	18.0%	18.8%	19.5%
EBITDA margin	19.6%	18.9%	20.4%	21.4%	22.1%	22.9%	23.6%
Adjusted EBITDA margin (3)	25.0%	19.6%	20.4%	21.4%	22.1%	22.9%	23.6%
Net margin	3.2%	4.6%	6.1%	7.4%	8.5%	9.6%	10.6%

Source: Ranger filings and Management projections.

(1)	Per Form 10-K for the year ended 12/31/05.
(2)	Per Ranger Management estimates.
(3)	Pro forma for 12-month impact of Compex acquisition; excludes one-time restructuring charges, stock option expenses, write-up of inventory and write off of in-process R&D for Compex.

Balance Sheets

	As of	As of
($ in millions)	12/31/2005 (1)	4/30/2006 (2)
ASSETS
Cash and Cash Equivalents	$17.2	$12.5
Accounts Receivables	53.8	103.1
Inventories	56.4	74.5
Current Deferred Tax Assets	9.5	15.3
Prepaid Expenses and Other Current Assets	4.6	6.4
Total Current Assets	$141.6	$211.8

Property, Plant and Equipment, net	$26.7	$35.2
Goodwill, net	290.3	329.8
Other Intangible Assets, net	82.4	108.7
Deferred Tax Assets	—	2.0
Other Assets	11.1	10.6

Total Assets	$552.0	$698.0

LIABILITIES
Current liabilities
Current Portion of Long-Term Debt	$7.3	$9.9
Accounts Payable	11.8	16.2
Accrued Expenses	26.9	25.7
Liabilities of Discontinued Operations and Other Current Liabilities	0.3	0.9
Total Current Liabilities	$46.3	$52.8

Long-Term Debt	$307.8	$331.7
Deferred Tax Liabilities	29.7	39.9
Other Long-Term Liabilities	0.5	0.5

Total Liabilities	$384.3	$424.9

Minority interest	$0.7	$0.8

SHAREHOLDERS’ EQUITY
Total equity	$167.1	$272.3

Total Liabilities & Equity	$552.0	$698.0

Source: Ranger filings.

(1)          Per Form 10-K for the year ended 12/31/05.

(2)          Per Management provided financial statements as of 4/30/06.

Shareholder Profile

			Shares
Name	Shares	% Owned	& Options (1)	% Owned

Institutions
Galen Partners	9,216,431	13.0%	9,216,431	12.6%
Carlyle Group	6,399,553	9.0%	6,399,553	8.7%
Dimensional Fund Advisors	4,132,215	5.8%	4,132,215	5.6%
Lazard Asset Management	3,601,607	5.1%	3,601,607	4.9%
William Blair & Company	2,723,506	3.8%	2,723,506	3.7%
Barclays Global Investors	1,715,855	2.4%	1,715,855	2.3%
FAF Advisors	1,444,152	2.0%	1,444,152	2.0%
Northpointe Capital	1,422,427	2.0%	1,422,427	1.9%
Cortina Asset Mgmt	1,284,656	1.8%	1,284,656	1.8%
Royce & Associates	907,000	1.3%	907,000	1.2%
All Others	17,846,092	25.1%	17,846,092	24.3%
Total Institutions	50,693,494	71.4%	50,693,494	69.1%

Management & Directors
Kenneth W. Davidson (Chairman & Chief Executive Officer)	704,389	1.0%	1,004,389	1.4%
William W. Burke (EVP & Chief Financial Officer)	3,000	0.0%	89,667	0.1%
Paul D. Chapman (President and Chief Operating Officer)	—	0.0%	291,667	0.4%
Jack F. Cahill (EVP & President, Surgical Implant Division)	112,846	0.2%	200,346	0.3%
Harry L. Zimmerman (EVP & General Counsel)	222,149	0.3%	322,149	0.4%
Joel S. Kanter (Director)	222,500	0.3%	287,500	0.4%
Bruce F. Wesson (Director, Galen Partners)	153,682	0.2%	198,682	0.3%
Zubeen Shroff (Director, Galen Partners)	45,000	0.1%	90,000	0.1%
All Others	44,991	0.1%	319,825	0.4%
Total Management and Directors	1,508,557	2.1%	2,804,225	3.8%

Others	18,802,083	26.5%	19,837,742	27.1%
Total Securities	71,004,134	100.0%	73,335,461	100.0%

Sources: Thomson ShareWorld and Ranger SEC company filings.

1)              Represents exercisable options.

3	Valuation Analysis

PROJECT GRAND SLAM	VALUATION ANALYSIS	CONFIDENTIAL
Comparable Companies Analysis Operating Metrics

(in millions, except per share amounts)

		Fully Diluted			Total							LTM
	Price	Equity			Enterprise	Revenue			EBITDA (3)			EBITDA	EPS (3)
Company Name	6/28/06	Value (1)	Cash	Debt	Value (2)	LTM	CY06E	CY 07E	LTM	CY06E	CY07E	Margin	LTM	CY06E	CY 07E

DJ Orthopedics	$35.52	$835.9	$2.3	$46.4	$880.0	$298.5	$399.7	$457.2	$67.9	100.9	134.7	22.7%	$1.25	$1.23	$1.83
CONMED	19.51	551.1	4.7	300.5	846.9	619.9	640.2	672.5	98.9	89.3	124.6	16.0%	1.22	0.86	1.45
Wright Medical Group	20.58	730.2	84.1	6.6	652.7	322.8	338.9	375.4	52.5	57.2	71.7	16.3%	0.51	0.57	0.75
Symmetry Medical	15.25	537.0	10.9	38.6	564.7	269.6	297.8	332.1	66.2	74.6	82.7	24.6%	0.93	1.08	1.21
Orthofix International	36.59	598.3	48.6	0.2	549.9	316.7	338.2	363.7	70.4	79.5	86.3	22.2%	2.42	2.45	2.71
Exactech	13.42	160.8	1.3	31.6	191.1	93.8	102.4	117.2	18.2	19.5	22.8	19.4%	0.57	0.64	0.75

Mean												20.2%
Median												20.8%
High												24.6%
Low												16.0%

Ranger (4) (5)	$4.75	$339.3	$12.5	$342.4	$669.2	$310.3	$417.1	$466.5	$75.7	$81.6	$95.0	24.4%	$0.09	$0.28	$0.40

Source: FactSet, Public Filings and Wall Street Research.

(1)	Calculated using the treasury stock method.
(2)	Equals equity value plus net debt.
(3)	Excludes non-recurring charges.
(4)	Primary share count per Form 10-Q for the quarter ended 4/1/06. Net debt figures per Management provided financial statements as of 4/30/06. Estimates per Ranger Management.
(5)	EBITDA figures pro forma for 12-month impact of Compex acquisition; excludes one-time restructuring charges, stock option expenses, write-up of inventory and write off of in-process R&D for Compex.

Comparable Companies Analysis (cont'd)

Trading Multiples

(in millions, except per share amounts)

	Price	Change From 52 Week (1)		Fully Diluted Equity	Total Enterprise	TEV / Revenue						TEV / EBITDA (4)						Price / Earnings (4)
Company Name	6/28/06	High	Low	Value (2)	Value (3)	LTM		CY06E		CY 07E		LTM		CY06E		CY07E		LTM		CY06E		CY 07E
DJ Orthopedics	$35.52	(18.1)%	49.9%	$835.9	$880.0	2.95	x	2.20	x	1.92	x	13.0	x	8.7	x	6.5	x	28.5	x	28.9	x	19.4	x
CONMED	19.51	(38.8)%	9.1%	551.1	846.9	1.37		1.32		1.26		8.6		9.5		6.8		15.9		22.7		13.5
Wright Medical Group	20.58	(27.9)%	12.6%	730.2	652.7	2.02		1.93		1.74		12.4		11.4		9.1		40.6		36.1		27.4
Symmetry Medical	15.25	(41.1)%	3.3%	537.0	564.7	2.09		1.90		1.70		8.5		7.6		6.8		16.5		14.1		12.6
Orthofix International	36.59	(24.5)%	4.5%	598.3	549.9	1.74		1.63		1.51		7.8		6.9		6.4		15.1		14.9		13.5
Exactech	13.42	(20.8)%	23.6%	160.8	191.1	2.04		1.86		1.63		10.5		9.8		8.4		23.5		21.0		17.9

Mean		(28.6)%	17.2%			2.03	x	1.81	x	1.63	x	10.1	x	9.0	x	7.3	x	23.4	x	22.9	x	17.4	x
Median		(26.2)%	10.9%			2.03		1.88		1.67		9.5		9.1		6.8		20.0		21.8		15.7
High		(18.1)%	49.9%			2.95		2.20		1.92		13.0		11.4		9.1		40.6		36.1		27.4
Low		(41.1)%	3.3%			1.37		1.32		1.26		7.8		6.9		6.4		15.1		14.1		12.6

Ranger (5) (6)	$4.75	(26.4)%	7.7%	$339.3	$669.2	2.16	x	1.60	x	1.43	x	8.8	x	8.2	x	7.0	x	50.6	x	17.0	x	12.0	x

Proposal (6)	$6.55			$472.3	$802.2	2.59	x	1.92	x	1.72	x	10.6	x	9.8	x	8.4	x	69.7	x	23.4	x	16.5	x

Source: FactSet, Public Filings and Wall Street Research.

(1)          Using intraday prices.

(2)          Calculated using the treasury stock method.

(3)          Equals equity value plus net debt.

(4)          Excludes non-recurring charges.

(5)          Primary share count per Form 10-Q for the quarter ended 4/1/06. Net debt figures per Management provided financial statements as of 4/30/06. Estimates per Ranger Management.

(6)          EBITDA figures pro forma for 12-month impact of Compex acquisition; excludes one-time restructuring charges, stock option expenses, write-up of inventory and write off of in-process R&D for Compex.

Precedent Transactions Analysis

($ in millions, except per share amounts)

		Transaction	Transaction				TEV /					TEV /		LTM
Ann.	Target /	Equity	Enterprise	Revenue			Revenue				LTM	LTM		EBITDA
Date	Acquiror	Value	Value (1)	LTM		NTM	LTM		NTM		EBITDA	EBITDA		Margin

11/14/06	Compex Technologies / Encore Medical	$94.0	$105.6	$102.1		$118.1	1.03	x	0.89	x	$8.6	12.3	x	8.4%

02/27/06	Aircast / DJ Orthopedics	290.0	290.0	96.8		NA	3.00		NA		24.4	11.9		25.2%

07/28/05	Ossur / Royce Medical	137.0	216.0	68.0		77.7	3.18		2.78		19.8	10.9		29.1%

08/09/04	Empi / Encore Medical	203.5	358.5	157.1		167.0	2.28		2.15		42.7	8.4		27.2%

11/20/03	BREG / Orthofix	150.0	150.0	58.3		67.0	2.57		2.24		NA	NA		NA

10/09/03	OrthoLogic Bone Growth Business / dj Orthopedics	93.0	95.4	42.0		52.1	2.27		1.83		11.6	8.3		27.5%

08/18/03	Ability One / Patterson Dental	575.0	575.0	220.0	(2)	NA	2.61		NA		NA	NA		NA

09/25/00	Bioelectron / Biomet	90.0	90.0	45.0	(3)	50.9	2.00		1.77		NA	NA		NA

07/26/99	Exogen / Smith & Nephew	67.5	57.8	14.5		23.0	3.98		2.52		(7.0)	NM		NM

11/12/99	Maxxim Medical / (5) Fox Paine & Company	228.0	799.6	618.9		748.5	1.29		1.07		89.5	8.9		14.5%

05/27/99	Empi / Carlyle Group	161.9	160.3	74.2		79.5	2.16		2.02		22.3	7.2		30.0%

05/03/99	Donjoy / Chase Capital Partners	94.6	215.3	107.8		NA	2.00		NA		17.0	12.7		15.8%

				Mean			2.37	x	1.92	x		10.1	x	22.2%
				Median			2.28		2.02			9.9		26.2%
				High			3.98		2.78			12.7		30.0%
				Low			1.03		0.89			7.2		8.4%

	Proposal (6) (7)	$472.3	$802.2	$310.3		$450.7	2.59	x	1.78	x	$75.7	10.6	x	24.4%

Sources: Company Filings, Wall Street Research.

(1)   Transaction enterprise value equals transaction equity value plus debt less cash.

(2)   Forecasted sales of $220 millon for CY2003.

(3)   Annualized sales as of the announcement date.

(5)   Transaction equity value equals $228 million of cash proceeds received in sale of Circon Corporation to Fox Paine & Company simultaneous with the recapitalization.

(6)   Estimates per Ranger Management, except NTM revenue which is from FAC research dated 5/1/06.

(7)   LTM EBITDA figure represents pro forma for 12-month impact of Compex acquisition; excludes one-time restructuring charges, stock option expenses, write-up of inventory and write off of in-process R&D for Compex.

Premiums Paid Analysis

	Premiums to Price Prior
Medical Technology Transactions	1-Day	1-Week	1-Month

Mean	27.9%	35.7%	42.4%
Median	21.2%	27.1%	42.4%
Number of Transactions			54

	Stock Price Prior
	1-Day	1-Week	1-Month

Ranger Historical Stock Price	$4.79	$5.07	$5.10

Stock Price per Share of Merger Consideration		$6.55

Implied Premium	36.7%	29.2%	28.4%

Source: SDC Platinum.

Note: Transactions include U.S. public targets with equity values between $250 million to $1 billion since 1/01/99.

Discounted Cash Flow Analysis

($ amount in millions)	2006	2007	2008	2009	2010	2011
Net Cash Flows (1)	$13.8	$45.2	$55.2	$57.6	$66.5	$76.9

	12.0% Discount Rate (3)						12.25% Discount Rate (3)						12.5% Discount Rate(3)
Perpetuity Growth Rate	3.5%		4.0%		4.5%		3.5%		4.0%		4.5%		3.5%		4.0%		4.5%
Implied Terminal Multiple	5.7	x	6.1	x	6.5	x	5.5	x	5.9	x	6.3	x	5.4	x	5.7	x	6.1	x
Terminal Enterprise Value	$935.9		$999.2		$1,070.9		$909.1		$968.9		$1,036.3		$883.9		$940.4		$1,004.0
Present Value of Terminal Value	501.4		535.3		573.7		481.1		512.7		548.4		462.1		491.6		524.8
Present Value of Cash Flows	224.7		224.7		224.7		223.2		223.2		223.2		221.8		221.8		221.8
Enterprise Value	$726.1		$760.0		$798.4		$704.4		$736.0		$771.7		$683.9		$713.4		$746.7

Cash	$12.5		$12.5		$12.5		$12.5		$12.5		$12.5		$12.5		$12.5		$12.5
Short-term Debt	9.9		9.9		9.9		9.9		9.9		9.9		9.9		9.9		9.9
Long-term Debt	332.5		332.5		332.5		332.5		332.5		332.5		332.5		332.5		332.5
Implied Equity Value	$396.1		$430.0		$468.5		$374.4		$406.1		$441.8		$354.0		$383.5		$416.7

Implied Equity per Share	$5.52		$5.98		$6.50		$5.23		$5.66		$6.14		$4.95		$5.35		$5.80

% in Free Cash Flows	30.9%		29.6%		28.1%		31.7%		30.3%		28.9%		32.4%		31.1%		29.7%
% in Terminal Value	69.1%		70.4%		71.9%		68.3%		69.7%		71.1%		67.6%		68.9%		70.3%

Implied Enterprise Value as a Multiple of: (2)
2006 EBITDA	8.9	x	9.3	x	9.8	x	8.6	x	9.0	x	9.5	x	8.4	x	8.7	x	9.2	x
2007 EBITDA	7.6		8.0		8.4		7.4		7.7		8.1		7.2		7.5		7.9
2008 EBITDA	6.6		6.9		7.2		6.4		6.7		7.0		6.2		6.5		6.8

Implied Equity Value as a Multiple of: (2)
2006 Net Income	20.5	x	22.2	x	24.2	x	19.4	x	21.0	x	22.8	x	18.3	x	19.8	x	21.5	x
2007 Net Income	13.9		15.1		16.4		13.1		14.2		15.5		12.4	x	13.4		14.6
2008 Net Income	10.4		11.3		12.3		9.8		10.6		11.6		9.3		10.0		10.9

(1) Free Cash Flow to the Firm.

(2) Management provided projections.

(3) Discount rate based upon WACC calculation of 12.3%.

Leveraged Buyout Analysis

Summary

($ in millions)

	Terminal EBITDA Multiples
Exit Valuation:	8.0x		8.5x		9.0x

Year 2011 EBITDA	$163.9		$163.9		$163.9
Implied Total Value	1,311.6		1,393.5		1,475.5

Less Debt Outstanding
Senior Debt	$(84.3)		$(84.3)		$(84.3)
Subordinated Debentures	(190.0)		(190.0)		(190.0)
Plus: Excess Cash	20.0		20.0		20.0
Implied Equity Value (Year 5)	$1,057.3		$1,139.3		$1,221.2

			Cash Flows
Returns Analysis			Opening		2007		2008		2009		2010		2011		IRR
8.0x Terminal EBITDA Multiple
Equity			$(379.5)		—		—		—		—		$978.0		18.8%
Senior Debt			(310.0)		$43.7		$60.6		$61.9		$69.4		77.0		NA
Subordinated Debentures			(190.0)		20.9		20.9		20.9		20.9		210.9		9.7%

8.5x Terminal EBITDA Multiple
Equity			$(379.5)		—		—		—		—		$1,053.8		20.4%
Senior Debt			(310.0)		$43.7		$60.6		$61.9		$69.4		77.0		NA
Subordinated Debentures			(190.0)		20.9		20.9		20.9		20.9		210.9		9.7%

9.0x Terminal EBITDA Multiple
Equity			$(379.5)		—		—		—		—		$1,129.6		21.9%
Senior Debt			(310.0)		$43.7		$60.6		$61.9		$69.4		77.0		NA
Subordinated Debentures			(190.0)		20.9		20.9		20.9		20.9		210.9		9.7%

	Pro Forma				Projected
Selected Ratios	2005		2006		2007		2008		2009		2010		2011
Total Debt/Capitalization	—		56.8%		54.1%		49.7%		44.5%		38.1%		30.4%
Percent of Senior Debt Paid Down	—		0.0%		6.4%		19.1%		33.2%		51.0%		72.8%
Percent of Subordinated Debs. Paid Down	—		0.0%		0.0%		0.0%		0.0%		0.0%		0.0%
Percent of Total Debt Paid Down	—		0.0%		4.0%		11.8%		20.6%		31.6%		45.1%
EBIT/Total Interest Expense	0.98	x	1.38	x	1.72	x	2.13	x	2.67	x	3.42	x	4.57	x
EBIT/Senior Interest Expense	1.84	x	2.59	x	3.19	x	4.16	x	5.65	x	8.30	x	14.49	x
EBITDA/Total Interest Expense	1.64	x	1.83	x	2.13	x	2.60	x	3.23	x	4.10	x	5.42	x
EBITDA/Senior Interest Expense	3.09	x	3.44	x	4.00	x	5.15	x	6.95	x	10.12	x	17.55	x
EBITDA - Capex/Total Interest Expense	1.47	x	1.55	x	1.82	x	2.24	x	2.79	x	3.56	x	4.73	x
EBITDA - Capex/Senior Interest Expense	2.76	x	2.91	x	3.41	x	4.43	x	6.01	x	8.80	x	15.32	x
Senior Debt/EBITDA	4.22	x	3.80	x	3.26	x	2.28	x	1.65	x	1.06	x	0.51	x
Total Debt/EBITDA			6.13	x	5.05	x	4.00	x	3.16	x	2.38	x	1.67	x

Leveraged Buyout Analysis (cont'd)

Hurdle Return Analysis

Implied Price / Share		EBITDA Multiple 8.0x Hurdle Return			EBITDA Multiple 8.5x Hurdle Return			EBITDA Multiple 9.0x Hurdle Return
% of Base Case	2011 EBITDA (MM)	20.0%	22.5%	25.0%	20.0%	22.5%	25.0%	20.0%	22.5%	25.0%
100.0%	$163.9	$6.27	$5.75	$5.29	$6.64	$6.08	$5.59	$7.02	$6.42	$5.89
95.0%	155.7	5.93	5.45	5.02	6.29	5.76	5.31	6.64	6.08	5.59
90.0%	147.5	5.59	5.14	4.75	5.93	5.45	5.02	6.27	5.75	5.29
85.0%	139.4	5.25	4.84	4.48	5.57	5.13	4.74	5.89	5.41	4.99
80.0%	131.2	4.92	4.54	4.21	5.22	4.81	4.45	5.52	5.08	4.69

Valuation Summary

($ in millions, except per share amounts)

	Ranger Financial	Multiple Range					Implied Enterprise Value Range (1)			Implied Equity Value Range (2)			Implied Price Per Share
Methodology	Statistic	Low			High		Low		High	Low		High	Low		High

Comparable Companies Analysis (3)
LTM EBITDA	$75.7	9.5	x	-	10.1	x	$722.1	-	$767.3	$392.2	-	$437.4	$5.47	-	$6.08
CY 06E EBITDA	81.6	9.0		-	9.1		732.7	-	742.5	402.8	-	412.6	5.60	-	5.74
CY 07E EBITDA	95.0	6.8		-	7.3		647.3	-	697.1	317.3	-	367.2	4.44	-	5.13

CY 06E EPS	$0.28	21.8	x	-	22.9	x	$769.7	-	$792.9	$439.8	-	$463.0	$6.11	-	$6.42
CY 07E EPS	0.40	15.7		-	17.4		778.0	-	827.5	448.0	-	497.5	6.22	-	6.89

		Mean					$729.9	-	$765.5	$400.0	-	$435.5	$5.57	-	$6.05

Precedent Transactions Analysis (4)
LTM EBITDA	$75.7	9.9	x	-	10.1	x	$750.6	-	$762.2	$420.7	-	$432.2	$5.92	-	$6.09

		Mean					$750.6	-	$762.2	$420.7	-	$432.2	$5.92	-	$6.09

Premiums Paid Analysis (5)
One Day Prior	$4.79	21.2%		-	27.9%		$747.0	-	$770.9	$417.0	-	$440.9	$5.80	-	$6.13
One Week Prior	5.07	27.1%		-	35.7%		794.2	-	826.6	464.2	-	496.7	6.44	-	6.88

		Mean					$770.6	-	$798.7	$440.6	-	$468.8	$6.12	-	$6.50

Discounted Cash Flow (6)							$683.9	-	$798.4	$354.0	-	$468.5	$4.95	-	$6.50

Leveraged Buyout Analysis (7)							$709.0	-	$837.0	$379.0	-	$507.1	$5.29	-	$7.02

	Merger Consideration						$ 802.2			$ 472.3			$ 6.55

(1)   Implied Enterprise Value equals Implied Equity Value plus debt minus cash.

(2)   Implied Equity Value equals Implied Enterprise Value plus cash minus debt.

(3)   High and Low multiple range is derived from the higher and lower of the Mean and the Median datapoint, respectively of the Comparable Companies Analysis.

(4)   High and Low multiple range is derived from the higher and lower of the Mean and the Median datapoint, respectively of the Precedent Transactions Analysis.

(5)   High and Low multiple range is derived from the higher and lower of the Mean and the Median datapoint excluding outliers, respectively of the Premiums Paid Analysis.

(6)   Range is derived from the Discounted Cash Flow Analysis using a 12.0% to 12.5% discount rate and a 3.5% to 4.5% perpetuity growth rate.

(7)   Range is derived from the the Leveraged Buyout Analysis using the base case scenario.

Bar chart representing a summary of certain valuation analyses as compared to the merger consideration of $6.55 per share.  X-axis of the chart represents the analysis category and the y-axis of the chart represents implied price per share, with a line across the chart at $6.55 per share to represent the merger consideration in the proposed transaction.  The chart includes the following pieces of data for the various valuation criteria:

Comparable Companies Analysis

A bar representing a price range of $5.57 to $6.05

Precedent Transactions Analysis

A bar representing a price range of $5.92 to $6.09

Premiums Paid Analysis

A bar representing a price range of $6.12 to $6.50

Discounted Cash Flow Analysis

A bar representing a price range of $4.95 to $6.50

Leveraged Buyout Analysis

A bar representing a price range of $5.29 to $7.02